UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2009

NEW MEDIA LOTTERY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49884	87-0705063
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

370 Neff Ave, Suite L, Harrisonburg, Virginia		22801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 540-437-1688

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           Effective as of May 19, 2009, Sterling Herbst resigned as a director of New Media Lottery Services, Inc. (the "Registrant").  Mr. Herbst cited the fact that with the addition of Jeffrey Sternberg as a director (as described in item (c), below), the Registrant's board comprised three members, as required under Delaware law and that his continued presences on the board was unnecessary.

(c)           On May 12, 2009, the board of directors of the Registrant appointed Jeffrey Sternberg to serve as a member of the board of directors.  In addition, the board of directors of New Media Lottery Services plc (“NM-PLC”), a 80.23% subsidiary of the Registrant,, appointed Mr. Sternberg to serve as a director.  Mr. Sternberg was appointed to the boards of both corporations at the request of management of Trafalgar Capital Specialized Investment Fund-FIS Trafalgar ("Trafalgar"), a lender to NM-PLC and the holder of 9,005,700 shares of the Registrant's common stock, or approximately 42% of the class, as described below.

There are no written or oral agreements in place to nominate or vote for Mr. Sternberg or any representative of Trafalgar to serve on the board of directors in the future.  The Registrant and Mr. Sternberg have not discussed compensation arrangements or his appointment to any committees of the board of directors.

Since 2007, Mr. Sternberg has served as an analyst for Trafalgar, tracking and evaluating potential transactions and monitoring the company's expenditures but does not otherwise own any interest in Trafalgar.  From 2004 to 2006, he served as the president of Advantage Capital Development Corporation, a small business development company, where he was responsible primarily for eliminating debt of client companies and managing that company's general operations.

During 2008, Trafalgar loaned NM-PLC an aggregate of €2.45 million, as more fully described in a current report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on May 9, 2008 and in a quarterly report on Form 10-Q for the period ended October 31, 2008 filed with the SEC on December 22, 2008.  During January 2009, NM-PLC defaulted under an instrument governing one of the loans by reason of its failure to pay interest when due.  This resulted in a cross default under the instruments governing both loans. During March and April 2009, the Registrant and Trafalgar entered into a series of agreements to restructure the loans, as reported in the Registrant's quarterly report on Form 10-Q for the period ended January 31, 2009, as filed with the SEC on April 3, 2009.  In connection with the restructuring, the Registrant's then principal stockholders, Milton Dresner and Joseph Dresner, transferred to Trafalgar the shares of common stock of the Registrant it currently owns.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MEDIA LOTTERY SERVICES, INC.

Date: May 20, 2009	By:	/s/ John T. Carson
John T. Carson, President